                                                                   Exhibit 10.24
                                                                  Conformed Copy


                     SECOND AMENDMENT TO LICENSE AGREEMENT
                            DATED FEBRUARY 1, 1997
                    BETWEEN TOMMY HILFIGER LICENSING, INC.
                      AND TOMMY HILFIGER EUROPE B.V. AND
                         PEPE JEANS LONDON CORPORATION


          AGREEMENT entered into this 8th day of May, 1998, by and among TOMMY HILFIGER LICENSING, INC., having an address at 913 N. Market Street, Wilmington, Delaware 19801 (hereinafter referred to as "Licensor"), TOMMY HILFIGER EUROPE B.V., having its offices at Atlanta Building, Stadhouderskade 6, 1054 ES Amsterdam, The Netherlands (hereinafter referred to as "Licensee"), and PEPE JEANS LONDON CORPORATION, having its registered address at Craigmuir Chambers. P.O. Box 71, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "PJLC").

                                  WITNESSETH:

          WHEREAS, Licensor and PJLC entered into a license agreement dated February 1, 1997, which license agreement was assigned, on June 1, 1997, by PJLC to Licensee and thereafter was amended by the First Amendment thereto, dated December 1, 1997 (as amended, the "License Agreement"); and

          WHEREAS, Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc., Tommy Hilfiger (Eastern Hemisphere) Limited and PJLC have entered into that certain Stock Purchase Agreement, dated as of January 31, 1998 (the "Stock Purchase Agreement"); and

          WHEREAS, the Stock Purchase Agreement contemplates that the parties hereto will amend the License Agreement effective as of the closing of the transactions under the Stock Purchase Agreement.

          NOW, THEREFORE, the parties hereto, in consideration of the consummation of the transactions contemplated by the Stock Purchase Agreement and the mutual agreements herein contained and promises herein expressed, and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

          1. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the License Agreement.

          2. Paragraph 1.12 of the License Agreement shall be deleted in its entirety and replaced with the following:

                    "1.12  LICENSED PRODUCTS shall mean mens and boys
               sportswear, and mens, womens and childrens jeanswear and jeans related apparel (including womens and girls casualwear). In addition, Licensed Prroducts shall, to the extent permitted by Licensor from time to time, include accessories and other products which are produced by licensees of Licensor."

          3. Paragraph 1.13 of the License Agreement shall be deleted in its entirety and replaced with the following:

                    "1.13  MANUFACTURED PRODUCTS shall mean Licensed Products
               which are manufactured by or for Licensee through sources approved by Licensor other than Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and Tommy Hilfiger U.S.A., Inc. ("THUSA"), or any of their designated subsidiaries."


          4. The second and third sentences of Subparagraph 2.12(a) of the License Agreement shall be deleted in their entirety and replaced with the following:

               "Licensee shall enter into exclusive buying office agreements with THEH and THUSA or their designated subsidiaries, for the purchases of Purchased Products. Pursuant to such buying office agreements, Licensee shall pay to THEH or THUSA or such
               designated subsidiaries a buying office commission of   *   of
               the F.O.B. price of all Purchased Products."

          5. Subparagraph 2.12(b) of the License Agreement shall be deleted in its entirety and replaced with the following:

                         "(b) In the event Licensee purchases Purchased Products
               (other than mens and boys sportswear, and mens, womens and childrens jeanswear and jeans related apparel (including womens and girls casualwear)) from a source other than Licensor or its designee, which shall in all events be a source approved by Licensor, Licensee shall pay to Licensor an administrative fee in
               the amount equal to   *   of the invoice price of all such
               Purchased Products."

          6. The first two sentences of Subparagraph 2.12(c) of the License Agreement shall be deleted in their entirety and replaced with the following:

               "Licensee may only source Licensed Products directly, without THEH or THUSA or their designated subsidiaries, if the type of approved Licensed Product is not then being sourced by THEH or THUSA or such designated subsidiaries. For example, if THEH or THUSA or

* This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

               any of their designated subsidiaries are, at the applicable time, not in the business of sourcing tailored clothing through their sources approved by Licensor, then Licensee may source the tailored clothing through its sources approved by Licensor."

            7. The chart following the second sentence of Paragraph 4.2 of the License Agreement shall be deleted in its entirety and replaced with the following:

               "Annual Period                     Minimum Sales Level
                -------------                     -------------------
               First                              *
               Second                             *
               Third                              *
               Fourth                             *
               Fifth                              *
               each Annual Period thereafter      *

            8. The chart following the second sentence of Subparagraph 5.2(a) of the License Agreement shall be deleted in its entirety and replaced with the following:

               "Annual Period                          Guaranteed Minimum Royalty
                -------------                          --------------------------
               First                                   *
               Second                                  *
               Third                                   *
               Fourth                                  *
               Fifth                                   *
               each Annual Period thereafter           *

            9. The first sentence of Paragraph 7.2 of the License Agreement shall be deleted in its entirety and replaced with the following

               "Licensee agrees that, during each of the First and Second Annual
               Periods, it shall spend the greater of    *   or   *   of the
               actual Net Sales, and for each Annual Period thereafter, shall
               spend the greater of    *   of the Minimum Sales Level or   *
               of the Actual Net Sales for each such Annual Period, for direct media advertising of the Licensed Products not including any cooperative advertising, trade shows, sampling, or any other promotional or sales material normally produced for the sale of the Licensed Products (the "Advertising Expenditure")."

* This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

            10. Article 17 of the License Agreement shall be deleted in its entirety and replaced with the following:

               "ARTICLE 17. ASSIGNMENT AND TRANSFER

               17.1 NO ASSIGNMENT WITHOUT CONSENT. The license and rights granted to Licensee hereunder are personal in nature, and Licensee may not and shall not sell, transfer, lease, sublicense or assign this Agreement or its rights and interests hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion, except that Licensor shall not unreasonably withhold its consent to an assignment or sublicense of this Agreement to Affiliates of Licensee.

               17.2 SALE OF ASSETS. A sale or other transfer of all or substantially all of the assets of Licensee shall be deemed an assignment of Licensee's rights and interests under this Agreement to which the terms and conditions of Article 17.1 of this Agreement shall apply.

               17.3 ASSIGNMENT BY LICENSOR. Licensor shall have a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this Agreement to any domestic or foreign corporation or other business entity, providing that such transferee agrees to be bound by all of the terms hereof and is the holder of the Trademark in the Territory. When Licensor wishes to sell, transfer, lease or assign its rights and interests in this Agreement, Licensor shall do so on notice to Licensee.

               17.4 CERTAIN DEFINITIONS. For purposes of this Article 17, the following terms shall have the following respective meanings:

               "DESIGNEE" shall mean an affiliate or affiliates of Licensor designated by it.

               "IPO" shall mean the closing of a public offering of any Pepe Europe Shares pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or any similar securities laws of any foreign jurisdiction.

               "PEPE EUROPE BUSINESS" shall mean the business conducted by Licensee under this Agreement, or, if this Agreement shall have been assigned to another affiliate of PJLC, by such affiliate.

               "PEPE EUROPE SHARES" shall mean the shares of capital stock of Licensee, or such other affiliate of PJLC or Licensee as shall then be conducting the Pepe Europe Business, having the right generally to vote in the election of directors of such Licensee or such affiliate, as the case may be.

               "THIRD PARTY" shall mean any individual, corporation, partnership, joint venture, trust or other entity that is not an affiliate of PJLC or Licensee.

               17.5 INITIAL PROHIBITION ON TRANSFERS. Subject to Paragraph 17.11, during the period beginning May 8, 1998 until May 8, 2000 (the "Initial Restriction Period"), without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion, PJLC shall not, and shall cause Licensee and its affiliates not to, directly or indirectly, (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of any Pepe Europe Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Pepe Europe Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock, in cash or otherwise (any such transaction, whether or not for consideration, being referred to herein as a "Transfer"). The issuance of Pepe Europe Shares to other than the existing shareholders or their affiliates shall be deemed to be a Transfer of those Pepe Europe Shares for the purposes of this Article 17.

               17.6 NO TRANSFER OF GREATER THAN 50% WITHOUT CONSENT. From and after the Initial Restriction Period until the first anniversary of an IPO, without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion, PJLC shall not, and shall cause Licensee and its affiliates not to, Transfer, in one or a series of transactions, an aggregate of 50% or more of the Pepe Europe Shares to any Third Party or Third Parties.

               17.7 RIGHT OF FIRST REFUSAL ON CERTAIN TRANSFERS OF LESS THAN 50%. (a) From and after the Initial Restriction Period, if PJLC or Licensee or any of its affiliates shall propose to Transfer to any Third Party less than 50% of the Pepe Europe Shares other than pursuant to an IPO, PJLC shall, in accordance with the provisions of subparagraph (b) hereof, first offer to Transfer the same to Licensor (or its Designee).

               (b) The offer shall be made by sending to Licensor a notice (the "Offering Notice") setting forth: (i) the number of Pepe Europe Shares proposed to be Transferred; (ii) that PJLC has received a bona fide written offer from a prospective purchaser of said Pepe Europe Shares;
          (iii) the name and address of the prospective purchaser; (iv) the terms and conditions of such proposed transaction; and (v) that PJLC is offering to transfer the said Pepe Europe Shares to Licensor (or its Designee) on the same terms and conditions as contained in the bona fide offer.

               (c) Licensor (or its Designee) may elect to purchase all of the Pepe Europe Shares so offered by giving written notice of such acceptance to PJLC within thirty (30) days after the date the Offering Notice was received by Licensor.

               (d) Each acceptance made hereunder shall constitute a separate, binding contract obligating PJLC to transfer, and Licensor (or its Designee) to purchase, the Pepe Europe Shares accepted at the price and upon the terms and conditions as set forth in the Offering Notice. The transaction shall be closed at such place as shall have been designated in the Offering Notice, not later than sixty (60) days after the date the Offering Notice was given as such period may be extended by any applicable waiting periods required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or any other applicable law. At the closing, PJLC shall deliver to Licensor (or its Designee) such Pepe Europe Shares, together with duly executed and acknowledged instruments of assignment and transfer, and simultaneously therewith Licensor (or its Designee) shall pay PJLC for such Pepe Europe Shares in accordance with the terms of the Offering Notice. Such other instruments shall be executed and delivered at the closing as shall be called for by the terms of the Offering Notice.

               (e) If all of the Pepe Europe Shares so offered shall not be accepted by Licensor (or its Designee) in the manner and within the period herein provided, the offer shall be deemed revoked and cancelled as though never made. In such event, PJLC shall have the right, within sixty (60) days after the expiration of the thirty (30) day period required for acceptance (as such period may be extended by the applicable requirements of the HSR Act or other applicable laws), to Transfer the Pepe Europe Shares to the Third Party designated in the Offering Notice, at the price and upon the terms and conditions set forth therein and such Third Party shall be entitled to receive such Pepe Europe Shares free of all restrictions of this Agreement. If, for any reason whatsoever, such transaction is not consummated within the said sixty (60) day period (as so extended, if applicable), the Pepe Europe Shares so offered shall remain subject to the restrictions of this Agreement and PJLC may not otherwise Transfer the Pepe Europe Shares, or any part thereof, without again first complying with the provisions of this Article 17.

               17.8 RIGHT OF FIRST OFFER ON IPO. (a) From and after the Initial Restriction Period, if PJLC or Licensee (or such other affiliate of PJLC or Licensee as shall then be conducting the Pepe Europe Business) proposes to Transfer in an IPO less than 50% of the Pepe Europe Shares then outstanding (after giving effect to any primary issuance of Pepe Europe Shares in the proposed IPO), it shall first give written notice of such proposed IPO to

          Licensor (the "IPO Notice"), which notice shall specify the number of Pepe Europe Shares proposed to be Transferred in the IPO. Licensor may, within thirty (30) days of receipt of the IPO Notice, give written notice to PJLC of Licensor's (or its Designee's) irrevocable offer to purchase all, but not less than all, of the Pepe Europe Shares then outstanding (the "Licensor Offer"), which Licensor Offer shall set forth the price proposed to be paid per Pepe Europe Share.

               (b) PJLC shall have the right to accept the terms of the offer contained in the Parent Offer by giving written notice (the "Offer Acceptance") to Licensor within thirty (30) days after the date the Licensor Offer was received. The transaction shall be closed at such place as shall have been designated in the Licensor Offer, not later than sixty (60) days after the date the IPO Notice was given as such period may be extended by any applicable waiting periods required by the HSR Act or any other applicable law. At the closing, PJLC shall deliver to Licensor (or its Designee) all of the outstanding Pepe Europe Shares duly executed and acknowledged instruments of assignment and transfer, and simultaneously therewith Licensor (or its Designee) shall pay PJLC for such Pepe Europe Shares at the purchase price per Pepe Europe Share specified in the Licensor Notice.

               (c) In the event that PJLC rejects the offer contained in the Licensor Offer or does not give the Offer Acceptance within the thirty day period required for such acceptance, PJLC or Licensee (or such other affiliate of PJLC or Licensee as shall then be conducting the Pepe Europe Business) shall have the right, within six months after the expiration of the thirty (30) day period referred to in subparagraph (a) above, to consummate the IPO as specified in the IPO Notice at a price to public per share equal to not less than 110% of of the price per share specified in the Licensor Offer.

               (d) In the event that Licensor shall not have given the Licensor Offer within the thirty (30) day time period referred to in subparagraph (a) above, PJLC or Licensee (or such other affiliate of PJLC or Licensee as shall then be conducting the Pepe Europe Business) shall have the right, within six months after the expiration of the thirty (30) day period required by subparagraph (a) above, to consummate an IPO with respect to no greater than that number of Pepe Europe Shares as specified in the IPO Notice, and the Pepe Europe Shares sold in the IPO shall thereafter be free of all restrictions of this Agreement. If, for any reason whatsoever, such IPO is not consummated within the said six month time period, the Pepe Europe Shares shall remain subject to the restrictions of this Agreement and PJLC may not otherwise Transfer the Pepe Europe Shares, or any part thereof, without again first complying with the provisions of this Agreement.

               17.9 CALL RIGHT FOLLOWING IPO. (a) From and after the six month anniversary of the IPO until the first anniversary thereof, Licensor (or its Designee) shall have the right to purchase all, but not less than all, of the then outstanding Pepe Europe Shares, other than those Pepe Europe Shares which shall have theretofore been Transferred in the IPO in accordance with subparagraph (b) below.

               (b) Licensor (or its Designee) may exercise such right by giving written notice of such exercise to PJLC (the "Call Notice"). The transaction shall be closed at such place as shall have been designated in the Call Notice, not later than sixty (60) days after the date such Call Notice was given as such period may be extended by any applicable waiting periods required by the HSR Act or any other applicable law. At the closing, PJLC shall deliver to Licensor (or its Designee) the Pepe Europe Shares subject to the Call Notice together with duly executed and acknowledged instruments of assignment and transfer, and simultaneously therewith Licensor (or its Designee) shall pay PJLC for such Pepe Europe Shares a purchase price per Pepe Europe Share equal to the average closing market price (as reported on the principal securities exchange on which the Pepe Europe Shares are then listed) of the Pepe Europe Shares over the thirty (30) trading day period ending on the last trading day prior to the date that the Call Notice was given.

               17.10 OTHER PERMITTED TRANSFERS. From and after the first anniversary of an IPO, PJLC or Licensee (or such other affiliate of PJLC or Licensee as shall then be conducting the Pepe Europe Business) shall have the right to Transfer Pepe Europe Shares (a) in a public offering pursuant to a registration statement under the Securities Act, (b) pursuant to Rule 144 promulgated under the Securities Act,
          (c) pursuant to the securities laws of a foreign jurisdiction in a transaction that does not violate the Federal securities laws of the United States or (d) to a Third Party; provided that prior to any Transfer pursuant to clause (d) above, PJLC shall first have first offered to sell such Pepe Europe Shares to Licensor and shall have complied with the provisions of subparagraphs (b) through (e) of Paragraph 17.7 with respect to the Pepe Europe Shares proposed to be so Transferred.

               17.11 RESTRICTIONS ON TRANSFERS TO AFFILIATES. During the term of this Agreement, any Transfer of Pepe Europe Shares to an affiliate of PJLC shall be subject to the prior written consent of Licensor, which consent shall not be unreasonably withheld, provided that the transferee pursuant to any such Transfer shall agree in writing to be bound by the terms of this Agreement as and to the extent that PJLC was so bound prior to such Transfer.

               17.12 ACCESS TO INFORMATION. During the term of this Agreement, PJLC shall, and shall cause Licensee and its affiliates to, afford to the representatives of Licensor (and its Designee) reasonable access to the business and financial records of Licensee or such affiliate of PJLC or Licensee as is then conducting the Pepe Europe Business, including financial projections prepared by the management of Licensee or such affiliate, during normal business hours, in order that Licensor may have full opportunity to make such investigations as Licensor desires in connection with the exercise of its rights under this Article 17."

               11. Except as modified hereby, all other paragraphs contained in the License Agreement shall remain in full force and effect and nothing contained herein shall alter them in any way and they are hereby in all respects ratified and affirmed.

               12. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               13. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York with the same force and effect as if fully executed and to be performed therein.

               14. The parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the state of New York in any dispute arising under this Amendment and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 20.1 of the License Agreement.

               IN WITNESS WHEREOF, Licensor, Licensee and PJLC have signed this Amendment as of the date first written above.



                                    TOMMY HILFIGER LICENSING, INC.


                                    /s/ Virginia M. Cleary
                                    By:     Virginia M. Cleary
                                    Title:  Assistant Secretary



                                    TOMMY HILFIGER EUROPE B.V.


                                    /s/ Sydney R. Neil
                                    By:     Sydney R. Neil
                                    Title:  Director



                                    PEPE JEANS LONDON CORPORATION


                                    /s/ Lawrence S. Stroll
                                    By:     Lawrence S. Stroll
                                    Title:  Group CEO